UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2005, NMT Medical, Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement (the “Agreement”) with John E. Ahern, the Company’s President, Chief Executive Officer and Chairman of the Board, providing for a term of employment commencing on January 1, 2006 and ending on December 31, 2007. Under the Agreement, Mr. Ahern receives a salary of $400,000 per year. In the event that Mr. Ahern is involuntarily terminated from the Company without cause, he will be entitled to receive his base salary for a period of twelve months from the termination date.

During each of fiscal years 2006 and 2007, Mr. Ahern will be entitled to one or more grants of a stock option to purchase up to an aggregate of 100,000 shares of the Company’s common stock under the Company’s 2001 Stock Incentive Plan, as amended, for each of such fiscal years upon the satisfaction of certain objectives set forth in the Agreement. These option grants will, to the maximum extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), constitute incentive stock options. The option grants will vest in 48 equal monthly installments on each monthly anniversary of the date of the grant. Under the Agreement, the options become immediately exercisable upon a change of control of the company.

In order to reward Mr. Ahern if there were a liquidity event for the Company’s stockholders, the Agreement also provides for a cash payment to Mr. Ahern in the event of a change of control of the Company, as defined therein. Such cash payment is equal to a percentage ranging from 1% to 4.2% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Ahern will vary based on the amount of the total deal consideration.

Mr. Ahern is also entitled to receive certain performance-based bonuses relating to profit and other performance goals. Pursuant to the Agreement, Mr. Ahern is entitled to receive an annual cash bonus of up to $150,000. Mr. Ahern has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: December 14, 2005	By:	/s/ RICHARD E. DAVIS
Richard E. Davis
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1*†	Second Amended and Restated Employment Agreement by and between John E. Ahern and NMT Medical, Inc. dated December 13, 2005.

*	Indicates a management contract or compensatory plan or arrangement required to be filed as an Exhibit to this Current Report on Form 8-K.

†	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the SEC.